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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation in this Annual Report on Form 10-K of Quicksilver Resources, Inc. (the Company) of our report dated October 26, 1998, relating to the consolidated statements of income and cash flows of Mercury Exploration Company for the year ended September 30, 1997; our report dated November 30, 1998 relating to the consolidated statements of income and cash flows of Mercury Exploration Company for the three months ended December 31, 1997; and our report dated October 26, 1998, relating to the statements of income and cash flows of Michigan Gas Partners Limited Partnership for the year ended December 31, 1997. We further consent to the incorporation by reference of the Form 10-K into the Company's Registration Statement on Form S-8 (Registration No. 333-94387).

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
March 21, 2000